EXHIBIT 10.2
Execution Copy
SECOND AMENDMENT TO THE ASSET PURCHASE AGREEMENT
          This SECOND AMENDMENT TO THE ASSET PURCHASE AGREEMENT, dated as of October 1, 2007 (this “Amendment”), is made by and between GENERAL MOTORS CORPORATION, a Delaware corporation, and ALLISON TRANSMISSION, INC., f/k/a Clutch Operating Company, Inc., a Delaware corporation.
W I T N E S S E T H:
          WHEREAS, the parties hereto are parties to an Asset Purchase Agreement, dated as of June 28, 2007, which the parties subsequently amended on August 7, 2007 (as so amended, the “Purchase Agreement”); and
          WHEREAS, the parties hereto again desire to amend the Purchase Agreement, as set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used but not defined herein shall have the meanings specified in the Purchase Agreement):
     Section 1. Amendments to the Purchase Agreement.
          (a) Section 1.1 of the Purchase Agreement is hereby amended to add or restate the following definitions:
     “Allison Indy” means the entity identified by the Sellers for accounting purposes through the use of organizational code number “00139” in accordance with the past accounting practices of the Sellers, consistently applied.
     “Special Excluded Accounts Receivable” means all accounts and notes receivable and other such claims for money that are (i) due to Allison Indy from any third party, or any Seller, arising from the rendering of services or the sale of goods or materials by the Business or other conduct of the Business (including the reserve accounts corresponding to such excluded accounts and notes receivable) and (ii) contained in the eTBR accounts set forth on Schedule 1.1J, the contents of such eTBR accounts to be determined consistent with the application of the past accounting practices of the Sellers, consistently applied.
          (c) Section 2.2(b)(ii) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(ii) (A) any accounts and notes receivable contributed to GMTR pursuant to the Receivables Agreement and any related rights to payment therefor due to any Seller, (B) any accounts and notes receivable and other such claims for money due to any Seller from any other Seller or any of its Subsidiaries other than those arising from the sale of Automatic Transmissions to the Sellers by the Business (provided that any accounts and notes receivable and other such claims for money due arising from sales to GM’s China Entities or GM Brazil by any other Seller shall be Excluded Assets), (C) any accounts and notes receivable and other such claims for money due to any of GM’s China Entities or GM Brazil from any third party or any other Seller arising from the rendering of services or the sale of goods or materials by the Business or other conduct of the Business prior to the Closing and (D) the Special Excluded Accounts Receivable;”
          (d) The first sentence of Section 3.3(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“On or prior to October 5, 2007 (such period to be extended by one (1) Business Day for each day that the Buyer fails to respond in full to any reasonable information request from GM concerning any of the matters covered by the Preliminary Statement, Final Statement, Closing Date Debt or Closing Date Net Working Capital), GM shall deliver to the Buyer a preliminary statement (the “Preliminary Statement”) of (i) the Closing Date Debt and (ii) the sum, without duplication, of (A) the aggregate amount of payments actually made by GM to the Buyer pursuant to Section 3.2(b) and (B) the Net Working Capital of the Business, determined as of the close of business on the day immediately preceding the Closing Date and in accordance with the Agreed Accounting Conventions and exclusive of the Apportioned Obligations (such sum, the “Closing Date Net Working Capital”).”
          (e) The Schedules of the Purchase Agreement are hereby amended to add a new Schedule 1.1J, in the form attached hereto.
     Section 2. Effectiveness of Amendment. Upon the execution and delivery hereof, the Purchase Agreement shall thereupon be deemed to be amended and/or restated as hereinabove set forth as fully and with the same effect as if the amendments and/or restatements made hereby were originally set forth in the Purchase Agreement, and this Amendment and the Purchase Agreement shall henceforth respectively be read, taken and construed as one and the same instrument, but such amendments and/or restatements shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreement.
     Section 3. General Provisions.
          (a) Miscellaneous. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. This Amendment may be executed by facsimile signature. The terms of Article XI of the Purchase Agreement shall apply to this Amendment, as applicable.
          (b) Purchase Agreement in Effect. Except as specifically provided for in this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above.

GENERAL MOTORS CORPORATION

By:

Name: Walter G. Borst
Title: Treasurer

ALLISON TRANSMISSION, INC.

By:

Name: Lawrence E. Dewey
Title: Chief Executive Officer and President

Schedule 1.1J
SPECIAL EXCLUDED ACCOUNTS RECEIVABLE
Allison Transmission — Indianapolis Plants(Org Code # 00139)
8/06/07 ETBR Trial Balance

ETBR A/C #

G/L	Subaccount
A/C#	#

Accounts Receivable — Third Party/Outside

1510	00000	Notes rec outside-other
1810	00000	ACCTS REC — FINISHED PRODUCT — DRAFT
1845	00000	ACCTS REC — ADV TO EMPLOYES ON EXP ACCTS
1870	00000	ACCTS REC- U.S. GOVT- OTHER TRADE
1880	00000	ACCTS REC — SUNDRY RECEIVABLES
1890	00000	Accts rec outside
1895	00000	ACCTS REC — OUTSIDE PAYABLES W/DEBIT BAL
2210	00000	ACCRUED REC — OTHER — INTEREST
2300	12140	ALLOW FOR DOUBT ACCTS — WRITE-OFF
2300	12150	ALLOW FOR DOUBT ACCTS — ADJ TO OTHER ACC
2300	12120	ALLOW FOR DOUBT ACCTS — PROVISION
2300	12110	ALLOW FOR DOUBT ACCTS — OPENING BALANCE
Accounts Receivable — Intracompany (Allison)

1601	00701	GM DO BRASIL, LTDA
1601	005F1	ALLISON TRANSMISSION EUROPE
1601	00496	GM WAREHOUSING & TRADING CO. LTD
1601	00414	GM ALLISON JAPAN LTD
1601	00139	A/R — ALLISON TRANSMISSION DIVISION .
2001	00139	ACCRUED REC — ALLISON TRANSMISSION
Accounts Receivable — Intercompany (GM)

1601	005J3	OPEL POWERTRAIN GMBH
1601	00935	ISUZU MOTORS LTD. (JAPAN)
1601	00119	A/R — SERVICE PARTS OPERATIONS
1601	00181	AR Manufacturing headquarters US
1601	00429	AR GMODC Singapore Intl Automotive
1601	00431	GMODC-SINGAPORE — NORTH AMERICAN RESPONSE
1601	00475	GM China Investment Co LTD
1601	00708	GM De Mexico, S. de R.L de C.V
1601	005F4	OPEL NETHERLANDS
1601	005J0	GM Powertrain Europe S.r.l. (Italy)
1601	00305	GM OF CANADA — NAO AUTOMOTIVE
1601	00183	U.S. MANUFACTURING OPERATIONS
1601	005J4	OPEL HUNGARY POWERTRAIN LTD
1601	00133	A/R — STAFF ACCOUNTING SERVICES
2001	005J7	GM EUROPE TREASURY COMPANY AB
1401	005J7	GM EUROPE TREASURY COMPANY AB
Accounts Receivable — Other
4497	00000	Outside Accounts Receivable with Credit Balances